PROBE

MANUFACTURING, INC

Contract Manufacturing Services Agreement

This Agreement is made and entered into as of May 8, 2007, by and between Mettler Electronicx ("Buyer") and Probe Manufacturing, Inc. ("Manufacturer "), a Nevada corporation, for the purchase of contract manufacturing services (as defined below) in accordance with the terms and conditions set forth below.

2. Term

The term of this Agreement shall be 12 months from the date hereof.

3. Purchase Price

Buyer herby agrees to pay a total amount of $519,932.00 for the manufacturing services to be performed by the Manufacturer pursuant to this Agreement and Purchase Order number 43103.

4. Payment

Payment terms are net 30 days from date of shipment and payment shall be made at Manufacturer's principal place of business.. Each invoice submitted by Manufacturer shall reference Buyer's Purchase Order number.

5. ALL other

All other terms and conditions will be written in the purchase order submitted by the buyer.

6. Applicable Law

This Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MANUFACTURER: PROBE MANUFACTURING, INC.

By [signature]
Reza Zarif, Chief Executive Officer

Address: 25242 Arctic Ocean Drive
Lake Forest, CA 92630
Phone: 949) 206-6868
Fax: 949) 206-6869

BUYER: Mettler Electronics Corp

X By: Christina Bennett Purchasing Manager

Address: 1333 South Claudina St.
Anaheim, CA 92805